UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 11, 2020
(Date of earliest event reported)

ANAPTYSBIO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37985	20-3828755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10421 Pacific Center Court, Suite 200
San Diego, CA 92121
(Address of Principal Executive Offices, and Zip Code)

(858) 362-6295
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ANAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.    Termination of a Material Definitive Agreement.

Termination of Trex Enterprises Sublease

On November 11, 2020, AnaptysBio, Inc. (“AnaptysBio”) entered into that certain Termination of Sublease (the “Sublease Termination”) with Trex Enterprises Corporation, a California corporation, with respect to facilities in the building at 10455 Pacific Center Court in San Diego, California (the “10455 Building ”). The terms of the original sublease with Trex provided for an November 12, 2021 lease expiration. AnaptysBio is still maintaining the lease for its facilities at 10421 Pacific Center Court in San Diego, California. As previously announced, AnaptysBio has entered into a lease for facilities at 10770 Wateridge Circle in San Diego, California, and expects to move its headquarters to the Wateridge Circle facilities during the first half of 2021.

Under the Sublease Termination, AnaptysBio has agreed to early terminate the sublease agreement for the 10455 Building on December 15, 2020 (the "Termination Date"). Prior to the Termination Date, all rights and obligations under the existing sublease agreement remain in full force and effect, including without limitation AnaptysBio's rent obligations, direct expense obligations and other obligations.

On or prior to the Termination Date, AnaptysBio shall (i) remove all furniture, signage, and other personal property from the 10455 Building, (ii) return Sublessor FF&E, and (iii) surrender the 10455 Building, in accordance with the terms and conditions of the sublease agreement (the "Surrender Conditions").

Additionally, within five business days following the Termination Date and completion of the Surrender Conditions, Sublessor shall return the full amount of the security deposit to AnaptysBio. In connection with the Sublease Termination, AnaptysBio will have no further obligations after the December 15, 2020 termination date.

The description of the Sublease Termination contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Sublease Termination, a copy of which will be filed as an exhibit to AnaptysBio’s next annual report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AnaptysBio, Inc.
Date: November 17, 2020	By:	/s/ Eric Loumeau
Name: Eric Loumeau
Title: Chief Operating Officer and General Counsel